CONSULTING AGREEMENT

     THIS CONSULTING AGREEMENT ("Agreement") is made effective as of the 1st day of June, 1997, by and between ROBERT H. ANDERSON ("Anderson") and ARMANINO FOODS OF DISTINCTION, INC., a Colorado corporation (the "Company"), under the following circumstances:

     A. Anderson is the former Chief Operating Officer of the Company having resigned his positions with the Company.

     B. Because of the knowledge of the Company's business and customers which Anderson has acquired over the past nine (9) months, the Company desires to retain Anderson as a consultant to the Company during the next nine (9) month period.

     C. Anderson is willing to render to the Company consulting services in connection with its business and customers upon the terms and conditions hereinafter set forth.

     NOW, THEREFORE, the parties hereto agree as follows:

     1. Consulting. The Company hereby retains Anderson to perform independent consulting services for a period commencing as of June 1, 1997 the date hereof and terminating on February 28, 1998. Anderson hereby accepts the Company's retainer as independent consultant.

     2. Consulting Services. When requested by the Company, Anderson shall provide the Company with advice and counsel regarding the Company's business matters. Anderson shall provide such services at such times (up to two days equivalent per month on a non-cumulative basis) and locations as are reasonably requested by the Company, provided, however, that such services do not conflict, with respect to either times or duties, with any employment duties of Anderson to any new employer, any consulting assignment or self-employment duties. Additional time requested of Anderson by the Company shall be compensated at a mutually agreeable rate. The Company and Anderson agree that in the event Anderson fails to provide such services to the Company when requested and continues to do so for a period of thirty (30) days after notified in writing by the Company of such failure, the consulting payment required to be paid hereunder shall be suspended until Anderson complies with the Company's request. Anderson shall exercise good faith and best efforts in providing such consulting services to the Company. All of Anderson's services performed hereunder shall be for the exclusive benefit of the Company. Anderson shall be reimbursed for all reasonable business expenses incurred by him in performance of any services hereunder, as approved in advance by the Company.

     3. Consulting Fee. The Company shall pay a quarterly consulting fee (the "Consulting Fee") to Anderson of thirty-nine thousand dollars ($39,000.00) payable in three (3) installments of thirty-nine thousand dollars each on July 1, 1997, October 1, 1997 and January 2, 1998.

     4. Relationship of the Parties. The relationship of Anderson to the Company shall be that of an independent contractor. Anderson shall not be deemed to be employee or an agent of the Company for any purpose. Anderson agrees not to represent or warrant to any other person that he has any authority to bind or commit the Company to any obligation.

     5. Benefits. Anderson shall not have any claim under this Agreement or otherwise against the Company for compensation other than as set forth in paragraph 3 above.

     6. Assignment and Acceleration. Anderson shall not assign, sell, transfer or delegate any of his duties pursuant to this Agreement. In the event a sale, merger or other change in control of the Company, any unpaid portion of the Consulting Fee shall be paid immediately in advance.

     7. Amendment. This Agreement may be modified or amended only by a writing signed by both parties hereto.

     8. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter of this Agreement and any and all written or oral agreements heretofore existing between the parties hereto are expressly canceled.

     9. Inurement and Death Benefit. This Agreement shall inure to the benefit of and be binding upon the parties, their heirs, legal representatives, successors and assigns. In the event of the death of Anderson during the term of this Agreement, the unpaid portion of the Consulting Fee shall be paid to Anderson's heirs.

     10. Governing Law. This Agreement shall be governed and interpreted by the laws of the State of California.

     IN WITNESS WHEREOF, the parties hereto above have executed this Agreement on the day and year first written above.

                                /s/ Robert H. Anderson
                              ROBERT H. ANDERSON

                                                  "Anderson"

                              ARMANINO FOODS OF DISTINCTION, INC.

                              By: /s/ William J. Armanino
                                   William J. Armanino
                                   Chairman, President and CEO